                                                                                           EXHIBIT 99.1

                                                                                           NEWS RELEASE

CONTACT:       Thor Erickson – Investor Relations
          +1 (678) 260-3110
  Fred Roselli – Media Relations
  +1 (678) 260-3421

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

•	CCE achieves record full-year diluted earnings per common share of $1.83 on a reported basis, or $1.78 excluding the impact of items affecting comparability, and including other pro forma adjustments.

•	Reported 2010 revenue totaled $6.7 billion, with operating income of $810 million. Pro forma 2010 revenue totaled $7.4 billion, with operating income of $908 million.

•
Fourth-quarter diluted earnings per common share were 28 cents on a reported basis, as well as on a pro forma and comparable basis; results were driven by solid volume growth, modest pricing and excellent expense control.

•
Share repurchase program remains on track, with $200 million of shares purchased during the fourth quarter of 2010 and a continued goal of $1 billion in total purchases by the end of first quarter 2012.

•	CCE affirms 2011 outlook and expects currency neutral, comparable diluted earnings per common share in a range of $1.95 to $2.00.

ATLANTA, February 11, 2011 – Coca-Cola Enterprises, Inc. (NYSE: CCE) today reported full-year operating income of $810 million, or $908 million on a comparable and pro forma basis, including results from operations in Norway and Sweden. Full-year 2010 diluted earnings per common share were $1.83, or $1.78 on a pro forma and comparable basis.  Items affecting comparability and pro forma adjustments are detailed on page 10 of this release.

These results are for the new Coca-Cola Enterprises, Inc., a recently registered public company consisting of legacy CCE’s European bottling operations in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands, as well as bottling operations in Norway and Sweden acquired in the fourth quarter of 2010 from The Coca-Cola Company.

For the year, pro forma revenue totaled $7.4 billion, while pro forma operating income totaled $908 million. Year over year results for legacy CCE territories – excluding Norway and Sweden – reflect revenue growth of 4 percent and comparable operating income growth of 11½ percent, both on a currency neutral basis.

Fourth-quarter diluted earnings per common share were 28 cents on a pro forma and comparable basis. Total fourth-quarter revenue was $1.8 billion with comparable operating income of $144 million.

    “We are encouraged by these results, achieved despite ongoing soft macroeconomic conditions and challenging fourth-quarter weather,” said John F. Brock, chairman and chief executive officer.  “We remain focused on our key strategic objectives – building brands, enhancing efficiency, and developing our people – to achieve our goal of driving consistent, value growth.

    “We have confidence in our operating plans for 2011 and continue to believe our performance will exceed our long-term targets as we move forward with our share repurchase plan,” Mr. Brock said. “There are significant growth opportunities ahead, and we will seize them through our marketplace experience, operating improvements, ongoing cost controls, and continued brand building.”

Operating Review – Legacy Europe

Fourth-quarter volume grew 4 percent, reflecting solid growth in all territories. Net pricing per case increased 1 percent, while cost of sales per case increased 2½ percent. Fourth-quarter pricing per case reflects planned increases in promotional activity. For the year, net pricing per case was up 1 percent while cost of sales per case was up ½ percent.

Sparkling brands grew 3½ percent in the fourth quarter, including 2½ percent growth in Coca-Cola trademark brands, which was driven by growth in brand Coca-Cola and Coca-Cola Zero. Soft drink flavors increased 6 percent, with solid growth in Dr Pepper, Fanta, Monster, and Sprite.  Still beverages increased 12 percent, reflecting the expanded distribution of Capri Sun and the addition of Ocean Spray.

    In Great Britain, volume grew 3½ percent during the quarter primarily through a combination of growth in Coca-Cola trademark brands and in sparkling flavors.  Volume in continental Europe territories increased 5 percent with a balance of sparkling and still beverage growth. A key element of this growth includes continued solid results for Coca-Cola Zero, which was up more than 25 percent.

Full-Year 2011 Outlook

CCE affirms its previously disclosed expectations for 2011 and expects diluted earnings per common share in a range of $1.95 to $2.00. Revenue is expected to grow in a mid single-digit range, with expected operating income growth in a mid single-digit to high single-digit range. This outlook is comparable, currency neutral, and based on 2010 pro forma financials. Though it is very early to predict the 2011 currency impact accurately, based on recent rates currency would add approximately 4 percent to full-year earnings per share.

The company also expects free cash flow of approximately $425 million, with capital expenditures of approximately $400 million.  Weighted average cost of debt is expected to be approximately 3 percent, and the effective tax rate for 2011 is expected to be in a range of 26 percent to 28 percent.

Share Repurchase

CCE remains on track with plans to repurchase $1 billion of its shares by the end of first quarter 2012. As part of this program, CCE purchased $200 million of its shares during the fourth quarter 2010. Going forward, these plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

Conference Call

CCE will host a conference call with investors and analysts today at 10 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.
# # #

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the third quarter of 2010, the Form S-4 registration statement filed in connection with the transaction with The Coca-Cola Company, and our other filings.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Fourth Quarter
	2010	2009(a)	Change(b)
Net Operating Revenues	$1,794	$1,605	12.0%
Cost of Sales	1,161	1,018	14.0%
Gross Profit	633	587	8.0%
Selling, Delivery, and Administrative Expenses	499	449	11.0%
Operating Income	134	138
Interest Expense, Net - Third Party	14	4
Interest Expense, Net - Coca-Cola Enterprises Inc.	-	13
Other Nonoperating Income, Net	4	4
Income Before Income Taxes	124	125
Income Tax Expense	27	34
Net Income	$97	$91
Basic Earnings Per Common Share(c)	$0.29	$0.27
Diluted Earnings Per Common Share(c)	$0.28	n/a
Basic Weighted Average Common Shares Outstanding(c)	337	339
Diluted Weighted Average Common Shares Outstanding(c)	345	n/a

(a) Prior to the fourth quarter of 2010, our Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE as of the effective date of the Merger. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our financial statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) Rounded to the nearest 0.5 percent

(c) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For the fourth quarter of 2010, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For the fourth quarter of 2010, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Full Year
	2010(a)	2009(a)	Change(b)
Net Operating Revenues	$6,714	$6,517	3.0%
Cost of Sales	4,234	4,113	3.0%
Gross Profit	2,480	2,404	3.0%
Selling, Delivery, and Administrative Expenses	1,670	1,599	4.5%
Operating Income	810	805
Interest Expense, Net - Third Party	30	24
Interest Expense, Net - Coca-Cola Enterprises Inc.	33	59
Other Nonoperating (Expense) Income, Net	(1)	5
Income Before Income Taxes	746	727
Income Tax Expense	122	151
Net Income	$624	$576
Basic Earnings Per Common Share(c)	$1.84	$1.70
Diluted Earnings Per Common Share(c)	$1.83	n/a
Basic Weighted Average Common Shares Outstanding(c)	339	339
Diluted Weighted Average Common Shares Outstanding(c)	340	n/a

(a) Prior to the fourth quarter of 2010, our Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE as of the effective date of the Merger. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our financial statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) Rounded to the nearest 0.5 percent

(c) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For the fourth quarter of 2010, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For the fourth quarter of 2010, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31,	December 31,
	2010	2009(a)
ASSETS
Current:
Cash and cash equivalents	$321	$404
Trade accounts receivable, net	1,329	1,309
Amounts receivable from The Coca-Cola Company	86	78
Amounts due from Coca-Cola Enterprises Inc.	-	153
Inventories	367	288
Prepaid expenses and other current assets	127	124
Total Current Assets	2,230	2,356
Amounts due from Coca-Cola Enterprises Inc.	-	193
Property, plant, and equipment, net	2,220	1,883
Franchise license intangible assets, net	3,828	3,487
Goodwill	131	-
Other noncurrent assets, net	187	53
Total Assets	$8,596	$7,972
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,668	$1,442
Amounts payable to The Coca-Cola Company	112	130
Current portion of third-party debt	162	620
Total Current Liabilities	1,942	2,192
Amounts due to Coca-Cola Enterprises Inc.	-	1,015
Third-party debt, less current portion	2,124	235
Other noncurrent liabilities, net	149	179
Noncurrent deferred income tax liabilities	1,238	1,172
Total Liabilities	5,453	4,793

SHAREOWNERS' EQUITY
Coca-Cola Enterprises Inc. net investment	-	3,367
Common stock	3	-
Additional paid-in capital	3,628	-
Reinvested earnings	57	-
Accumulated other comprehensive loss	(345)	(188)
Common stock in treasury	(200)	-
Total Shareowners' Equity	3,143	3,179
Total Liabilities and Shareowners' Equity	$8,596	$7,972

(a) Prior to the fourth quarter of 2010, our Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE as of the effective date of the Merger. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our financial statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	December 31,
	2010(a)	2009(a)
Cash Flows From Operating Activities
Net income	$624	$576
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	264	280
Deferred income tax expense (benefit)	(6)	20
Pension expense less than contributions	(78)	(53)
Changes in assets and liabilities, net of acquisition amounts:
Trade accounts receivable	(14)	(163)
Inventories	(46)	(21)
Prepaid expenses and other assets	(6)	7
Accounts payable and accrued expenses	102	140
Other changes, net	(15)	41
Net cash derived from operating activities	825	827
Cash Flows From Investing Activities
Capital asset investments	(291)	(250)
Acquisition of bottling operations, net of cash acquired	(799)	-
Net change in amounts due from Coca-Cola Enterprises Inc.	351	(21)
Other investing activities, net	-	2
Net cash used in investing activities	(739)	(269)
Cash Flows From Financing Activities
Change in commercial paper, net	4	(79)
Issuances of third-party debt	1,871	172
Payments on third-party debt	(459)	(122)
Share repurchase	(200)	-
Net change in amounts due to Coca-Cola Enterprises Inc.	(1,048)	(307)
Dividend payments on common stock	(40)	-
Exercise of employee share options	13	-
Contributions to Coca-Cola Enterprises Inc.	(291)	-
Other financing activities, net	6	-
Net cash used in financing activities	(144)	(336)
Net effect of currency exchange rate changes on cash and cash equivalents	(25)	8
Net Change In Cash and Cash Equivalents	(83)	230
Cash and Cash Equivalents at Beginning of Year	404	174
Cash and Cash Equivalents at End of Year	$321	$404

(a) Prior to the fourth quarter of 2010, our Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE as of the effective date of the Merger. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our financial statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

COCA-COLA ENTERPRISES, INC. (CCE)
SUMMARY PRO FORMA INCOME STATEMENT (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Fourth Quarter 2010
	CCE (b)						Pro Forma Corporate (h)	CCE Summary Pro Forma
		Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Transaction Costs (e)	Norway and Sweden (f)	SAB 55 Allocation (g)
Net Operating Revenues	$1,794	$-	$-	$-	$-	$-	$-	$1,794
Cost of Sales	1,161	(1)	-	-	-	-	-	1,160
Gross Profit	633	1	-	-	-	-	-	634
Selling, Delivery, and Administrative Expenses	499	-	(1)	(8)	-	-	-	490
Operating Income	$134	$1	$1	$8	$-	$-	$-	$144
Interest Expense, Net (h)	14							14
Other Nonoperating Income, Net	4							4
Income Before Income Taxes	124							134
Income Tax Expense (j)	27							36
Net Income	$97							$98
Basic Earnings Per Common Share	$0.29							$0.29
Diluted Earnings Per Common Share	$0.28							$0.28
Basic Common Shares Outstanding (k)	337							337
Diluted Common Shares Outstanding (l)	345							345

	Full Year 2010
	CCE (b)						Pro Forma Corporate (h)	CCE Summary Pro Forma
		Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Transaction Costs (e)	Norway and Sweden (f)	SAB 55 Allocation (g)
Net Operating Revenues	$6,714	$-	$-	$-	$714	$-	$-	$7,428
Cost of Sales	4,234	(8)	-	-	448	-	-	4,674
Gross Profit	2,480	8	-	-	266	-	-	2,754
Selling, Delivery, and Administrative Expenses	1,670	-	(5)	(8)	210	(160)	139	1,846
Operating Income	$810	$8	$5	$8	$56	$160	$(139)	$908
Interest Expense, Net (i)	63							68
Other Nonoperating (Expense) Income, Net	(1)							4
Income Before Income Taxes	746							844
Income Tax Expense (j)	122							228
Net Income	$624							$616
Basic Earnings Per Common Share	$1.84							$1.82
Diluted Earnings Per Common Share	$1.83							$1.78
Basic Common Shares Outstanding (k)	339							339
Diluted Common Shares Outstanding (l)	340							346

(a) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the Merger actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's registration statement on Form S-4 declared effective on August 25, 2010.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts or amounts related to the bottling operations in Norway and Sweden.

(e) Amounts represent transaction related cost incurred by CCE in the fourth quarter of 2010.
(f) Reflects historical financial statements of Norway and Sweden through the effective date of the Merger including purchase accounting adjustments and other accounting policy adjustments.
(g) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the Merger.
(h) Assumes three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the year. Fourth quarter of 2010 actual corporate expenses are included in our reported results.

(i) "CCE Summary Pro Forma" amount assumes $2.4 billion in gross debt with a weighted average cost of debt of 3% for the first nine months of 2010 and actual interest expense for the fourth quarter of 2010.

(j) "CCE Summary Pro Forma" amount assumes an effective tax rate of 27%.
(k) Amount represents the number of legacy CCE shares converted into shares of new CCE at the effective time of the Merger.
(l) Amount includes the estimated impact of new CCE dilutive securities.

COCA-COLA ENTERPRISES, INC. (CCE)
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Fourth Quarter 2010
Reconciliation of Segment Income(a)	CCE (b)	Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Transaction Costs(e)	Norway and Sweden (f)	SAB 55 Allocation (g)	Pro Forma Corporate (h)	CCE Summary Pro Forma
Europe	199	-	-	-	-	-	-	199
Corporate	(65)	1	1	8	-	-	-	(55)
Operating Income	$134	$1	$1	$8	$-	$-	$-	$144

	Full Year 2010
Reconciliation of Segment Income(a)	CCE (b)	Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Transaction Costs(e)	Norway and Sweden (f)	SAB 55 Allocation (g)	Pro Forma Corporate (h)	CCE Summary Pro Forma
Europe	1,039	-	4	-	56	-	-	1,099
Corporate	(229)	8	1	8	-	160	(139)	(191)
Operating Income	$810	$8	$5	$8	$56	$160	$(139)	$908

 (a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results. The items listed are based on defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts or amounts related to the bottling operations in Norway and Sweden.

(e) Amounts represent transaction related cost incurred by CCE in the fourth quarter of 2010.
(f) Reflects historical financial statements of Norway and Sweden through the effective date of the Merger including purchase accounting adjustments and other accounting policy adjustments.
(g) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the Merger.
(h) Assumes three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the year. Fourth quarter of 2010 actual corporate expenses are included in our reported results.

COCA-COLA ENTERPRISES, INC. (CCE)
RECONCILIATION OF NON-GAAP MEASURES

	Fourth Quarter 2010 Change Versus Fourth Quarter 2009	Full Year 2010 Change Versus Full Year 2009
Net Revenues Per Case
Change in Net Revenues per Case	(2.5)%	(3.0)%
Impact of Acquired Bottlers in Norway and Sweden	(5.0)%	(1.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	2.5%	1.5%
Bottle and Can Net Pricing Per Case(a)	(5.0)%	(3.0)%
Impact of Currency Exchange Rate Changes	6.0%	4.0%
Currency-Neutral Bottle and Can
Net Pricing Per Case(b)	1.0%	1.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	(1.0)%	(3.5)%
Impact of Acquired Bottlers in Norway and Sweden	(5.0)%	(1.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	2.0%	1.0%
Bottle and Can Cost of Sales Per Case(c)	(4.0)%	(4.0)%
Impact of Currency Exchange Rate Changes	6.5%	4.5%
Currency-Neutral Bottle and Can
Cost of Sales Per Case(b)	2.5%	0.5%

Physical Case Bottle and Can Volume
Change in Volume	14.5%	6.0%
Impact of Selling Day Shift	(2.0)%	0.0%
Impact of Acquired Bottlers in Norway and Sweden	(8.5)%	(2.0)%
Comparable Bottle and Can Volume(d)	4.0%	4.0%

	Full Year (in millions)
Reconciliation of Free Cash Flow (e)(f)	2010	2009
Net Cash From Operating Activities	$ 825	$ 827
Less: Capital Asset Investments	(291)	(250)
Add: Capital Asset Disposals	-	-
Free Cash Flow	$ 534	$ 577

	December 31,	December 31,
Reconciliation of Net Debt (g)	2010	2009
Current Portion of Debt	$ 162	$ 620
Debt, Less Current Portion	2,124	1,250
Less: Cash and Cash Equivalents	(321)	(404)
Net Debt	$ 1,965	$ 1,466

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing Per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain volume and other items that are not directly associated with bottle and can pricing in the retail environment, and excludes the impact of bottling operations in Norway and Sweden acquired on October 2, 2010.  Our bottle and can sales accounted for approximately 95 percent of our net revenue during 2010.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales Per Case" is used to more clearly evaluate cost trends for bottle and can products.  The measure excludes the impact of fountain ingredient costs as well as marketing credits, and allowsmanagement and investors to gain an understanding of the change in bottle and can ingredient and packaging costs. This measure also excludes the impact of bottling operations in Norway and Sweden acquired on October 2, 2010.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods and excludes the impact of the bottling operations in Norway and Sweden acquired on October 2, 2010. The measure is used to analyze the performance of our business on a constant period basis. There was one additional selling day in the fourth quarter of 2010 versus the fourth quarter of 2009.  There were the same amount of selling days during the full year 2010 versus 2009.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.
(f)
Prior to the fourth quarter of 2010, the free cash flow calculation only includes legacy CCE's European operations and does not include any legacy CCE corporate amounts or amounts related to the bottling operations in Norway and Sweden.

(g)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.